UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION


                                 CURRENT REPORT

                             PURSUANT TO SECTION 14C
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: 11 June, 2003

                   DIVERSIFIED FINANCIAL RESOURCES CORPORATION
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)





 2552OQ 10 0                                  58-2027283
 -----------                                  ----------
(CUSIP Number)                   (IRS Employer Identification Number)
--------------------------------------------------------------------------------

                                c/o John Chapman
                 1771 Wolviston Way, San Diego, California 92154
                 -----------------------------------------------
                    (Address of principal executive offices)

                                 (619) 575-7041
                                 --------------
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For A Proxy
                                       AND
                    You Are Requested Not To Send Us A Proxy


Check the appropriate box:
                      [ ] Preliminary Information Statement
                      [ ] Confidential, for Use of the Commission Only (a permitted by Rule 14c-5(d)(2)
                      [X] Definitive Information Statement

                   DIVERSIFIED FINANCIAL RESOURCES CORPORATION
                   -------------------------------------------
                (Name of Registrant as Specified in its Charter)

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










                   DIVERSIFIED FINANCIAL RESOURCES CORPORATION
                               1771 Wolviston Way
                           San Diego, California 92154

                       Notice of Action by Written Consent
          of a Majority of the Shareholders of Outstanding Common Stock
                   to be effective as approved on July 7, 2003

To the Stockholders of Diversified Financial Resources Corporation

Notice is hereby given that Diversified Financial Resources Corporation ("Diversified") has received approval for the conduct a 1 for 200 reverse-split of its common stock, such that every current shareholder of Diversified's common stock shall be issued one share of Diversified's $0.001 common voting stock in exchange for every 200 shares of Diversified's $0.001 common voting stock held as of the record date, with fractional shares being rounded up to the next whole share. The number of authorized shares would remain the same (200,000,000). The reverse-split will be declared effective as of July 7, 2003 pursuant to action approved by a majority of shareholders for that date.

Only stockholders of record at the close of business on May 29, 2003 shall be given Notice of the Action by Written Consent. Diversified will not solicit proxies.

  By Order of the Board of Directors


  /s/ John Chapman
  --------------------
  John Chapman, President



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



This information statement is being furnished to all holders of the common stock of Diversified in connection with the Action by Written Consent to effect a one
(1) for two hundred (200) reverse-split of the $0.001 par value common stock of Diversified for all shareholders of record on May 29, 2003, with fractional shares being rounded up to the next whole share. Each shareholder, for every 200 shares of common stock that it holds will be combined into 1 share. The percentage ownership in Diversified and relative voting power will remain essentially unchanged as a result of the reverse split.

                                     ITEM 1.

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Diversified., a Delaware Corporation , in connection with resolutions of the Board of Directors and the written consent of a holder of in excess of 50% of the common stock of Diversified providing for approval of a one (1) for two hundred (200) reverse-split of the $0.001 par value common stock of Diversified for all shareholders of record on May 29, 2003, with fractional shares being rounded up to the next whole share. This action is being taken to provide a higher per share trading value of Diversified's publicly traded shares, to provide additional authorized but unissued shares of Diversified's common stock for future use by Diversified's Board of Directors to conduct the affairs of Diversified, and to facilitate the business operations of Diversified and to resolve any issues created by the attempted reverse split of the stock of February 7, 2003 that was taken without proper notice to shareholders.

In addition to the corporate purposes discussed above, the reverse split will increase the number of authorized but unissued common shares which, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Diversified by causing such authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of Diversified and our stockholders. The increased unissued but authorized shares therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased number of unissued shares may limit the opportunity for Diversified stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased unissued shares may have the effect of permitting Diversified's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Diversified's business. However, the Board of Directors is not aware of any attempt to take control of Diversified and the Board of Directors did not approve the reverse split in Diversified's common stock with the intent that it be utilized as a type of anti-takeover device.

The Board of Directors and a person owning the majority of the outstanding voting securities of Diversified have unanimously adopted, ratified and approved the proposed reverse-split of Diversified's shares. No other votes are required or necessary. See the caption "Vote Required for Approval" below. The reverse-split will be effected on July 7, 2003.

No shareholder is being asked to exchange their certificates at this time. Each shareholder is however entitled to do so by contacting the transfer agent of Diversified. Otherwise, certificates representing pre-reverse split shares will be exchanged for certificates reflecting post-reverse shares at the first time they are presented to the transfer agent for transfer. Each shareholder requesting a stock certificate will be required to pay the cost

                                        6

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requested  by the transfer  agent.  Diversified's  transfer  agent is Interwest
Transfer Company, Inc., 1981 East Murray Holiday Road, Suite 100, Salt Lake City, Utah 84117, (801) 272-9294.

The relative voting and other rights of holders of the common stock will not be altered by the reverse split. Each share of common stock will continue to entitle its owner to one vote. As a result of the reverse split, the number of shares of common stock presently outstanding has been consolidate. No fractional shares will be issued in connection with the reverse split. Instead, fractional shares will be rounded up and one whole share will be issued. It is not anticipated that this will materially affect any shareholder's proportional interest. It is not anticipated that the reverse split will result in any material reduction in the number of holders of common stock.


The reverse split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in round lots of even multiples of 100 shares.

The reverse split is already reflected in Diversified's stockholders' equity as reported in the December 31, 2002 year end and the March 31, 2003 first quarter financial statements and in the stock prices quoted for the stock as of February 7, 2003.

The Form 10-QSB for quarterly period ended March 31, 2003, filed by Diversified with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commissions web site at www.sec.gov in the Edgar Archives. Diversified is presently current in the filing of all reports required to be filed by it. See the caption Additional Information, below.

CERTAIN QUESTIONS AND ANSWERS

Q:       What am I being asked to approve?
A:       You are not being asked to approve anything. This Information Statement is being provided to you solely for you information. A majority of the stockholders have affirmed and ratified a 1 for 200 reverse split of
         Diversified's common stock and the Amended Certificate of
         Incorporation. The Board of Directors has approved these same actions.

Q:       Will I recognize a gain or a loss in connection with the reverse split?
A:       No.

Q:       Do I have appraisal rights?
A:       The Delaware Revised Statutes (the Delaware Law) do not provide for dissenter's rights of appraisal in connection with the reverse-split.

Q:       Why is Diversified filing this Information Statement?

A:       Diversified is filing this Information Statement to inform you that it intends to effect a reverse split of its common stock which will be effective July 7, 2003.

Q:       Why is the 1 for 200 reverse split being effected?


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A:       Diversified is effecting the reverse split to increase Diversified's per share price in order to raise capital. Diversified recently signed a Regulation S subscription contract to sell up to 10,000,000 post reverse shares. The Sukomo Group would not agree to purchase shares of
         Diversified at the pre reverse split prices. Additional reasons for the reverse split are to provide additional authorized but unissued shares of Diversified's common stock for future use by Diversified's Board of
         Directors to conduct the affairs of Diversified and to facilitate the business operations of Diversified

Q:       Why have the Board of Directors and the majority stockholder agreed to approve these actions?

A:       The Board of Directors and the majority stockholders approved these actions in order to raise capital.

Q:       How will Diversified treat fractional shares?

A:       All fractional shares will be rounded to the next whole share.

Q:       Isn't it true that Diversified already effected a 1 for 200 reverse split on February 7, 2003?

A: Although Diversified's current financials reflect the reverse split and NASD has already reflected the 1 for 200 on the over the counter bulletin board where Diversified trades, the reverse split will not be fully recognized as being effective until proper notice is given under Delaware law and under section 14(c) of the Securities Exchange Act of 1934. The result of NASD recognizing the reverse split is that the current bid and ask prices since February 7, 2003 already reflect the reverse split.

Q:       Will the current shares that I hold in my brokerage account be reduced to a smaller or larger number after this action is effected by the State of Delaware?

A:       No.  The number of shares you currently hold in your brokerage account already reflect the reverse split.  Diversified does not intend to further increase or decrease the current number of shares that are reflected in your brokerage account.

Q: Will the price of Diversified's common stock be further affected based solely upon Diversified being able to recognize the reverse split in compliance with Delaware law?

A: Diversified does not believe that its stock price will be affected solely upon the Secretary of State of Delaware recognizing the reverse split. It is management's belief that Diversified's stock price already fully reflects the reverse split based upon NASD's adjustment which reflected the reverse split on February 7, 2003. Accordingly, the current bid and ask price will not reflect any further adjustments once the reverse split is reflected by the Delaware Secretary of State. Any fluctuation in Diversified's stock price should be the result of normal market conditions or other events not necessarily related to the reverse split.




                                        8

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Q:       Why isn't the reverse split considered effective under Delaware law?

A: Diversified erroneously believed that it could effect the reverse split by board resolution under Delaware corporate law. Although the NASD recognized the reverse split and Diversified has already reflected the reverse split on its financial statements, DFRC is required under Delaware law to give written notice prior to effecting an amendment to it charter by written consent to action by shareholders without a meeting.

Q:       Why didn't I receive an Information Statement similar to the one I am reading now prior to
         NASD and DFRC reflecting the reverse split on their respective records?

A: DFRC erroneously believed that it could effect the reverse split based solely upon the authority of the board of directors. If the reverse split did not require shareholder approval no prior notice would have been required under Delaware or the Securities Exchange Act of 1934, except as set forth in Rule 10b-17. However, shareholder approval is required and DFRC's board of directors is taking corrective actions by giving notice in compliance with Delaware Law and Section 14(c) of the Securities Exchange of 1934.

Q:       What changes in the number of outstanding shares will take place as a result of the reverse-
         split?

A:

                               February 1, 2003            May 15, 2003               July 7, 2003
                                                      (reflecting the reverse      (effective date of
                                                              split)                 reverse split)
Number of shares                  123,357,563                6,615,573                 6,615,573
outstanding
Number of shares                  74,100,000
consenting to the                                            4,370,500                 4,370,500
reverse-split
Number of shares                                           6,000,000(1)
issued after February
6, 2003
         (1) Shares (post-reverse number) issued in the purchase of the MT&C
         Diversified Land and Natural Resources Corporation in March of 2003.

                                      CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material anticipated federal income tax consequences of the reverse split. This summary is based upon exisitng law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general. In addition, this summary does not address any consequences of the reverse split under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and we advise youu to consult with your own tax advisor for more detailed information relating to your individual tax circumstances.


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It is our understanding that the reverse split will be a "re-capitalization"
under applicable federal tax laws and regulations. As a result of such tax treatment, no gain or loss should be recognized by Diversified or its shareholders as a result of the reverse split or the exchange of pre-reverse split shares for post-reverse split shares. A shareholder's aggregate tax basis in his or her post-reverse split shares should be the same as hit or her aggregate tax basis in the pre-reverse split shares. In additional, the holding period of the post-reversse split shares received by such shareholder should include the period during which the pre- reverse split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange.

                        DISSENTEER'S RIGHTS OF APPRAISAL

The Delaware Revised Statutes (the Delaware Law) do not provide for dissenter's rights of appraisal in connection with the reverse-split.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on May 29, 2003 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, Diversified had issued and outstanding 6,615,573 shares
(post-reverse) of $0.001 par value common stock. Three shareholders hold a controlling interest equaling ninety six percent (96.36%) shares of the $0.001 par value common stock of Diversified as of the record date, representing more than a majority of Diversified's outstanding common stock. The shareholders John
Chapman, Norman Mullins and Dennis Thompson have consented to the action required to effect the reverse-split of Diversified's outstanding shares. This consent is sufficient, without any further action, to provide the necessary stockholder approval of the action. The Board further obtained the consent of a majority of the shareholders as of January 27, 2003, prior to the issuance of six million (post-reverse shares) for the purchase of MT&C Diversified Land and Natural Resources Corporation in March of 2003 to conduct the reverse split, the holder of 60% of the issued and outstanding common stock on that earlier date, John Chapman consented to the effective date of the 1 for 200 reverse split.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth information about the beneficial ownership of Diversified's common stock, (no shares of preferred stock are outstanding) as of May 29, 2003 by (i) each person who is known by Diversified to own beneficially more than five percent (5%) of the outstanding shares of common stock; (ii) each of Diversified's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:


               NAME AND ADDRESS OF                        NUMBER OF SHARES                    PERCENTAGE OF
                BENEFICIAL OWNER                         BENEFICIALLY OWNED                     OWNERSHIP
------------------------------------------------- -------------------------------- -----------------------------------
Sandra Jorgensen                                               15,000                             0.23%
1771 Wolviston Way.
San Diego, CA 92154


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Dennis Thompson                                              2,005,000                           30.30%
1771 Wolviston Way.
San Diego, CA 92154
John Chapman, President & Director                           2,370,500                           35.83%
1771 Wolviston Way.
San Diego, CA 92154
John Casey, Director                                             0                                 0%
1771 Wolviston Way.
San Diego, CA 92154

Norman Mullins                                               2,000,000                           30.23%
1771 Wolviston Way.
San Diego, CA 92154

Officers and Directors                                       4,375,500                           66.13%
as a group (2 persons)

As of May 29, 2003, Diversified had 6,615,573 shares (post-reverse) issued and outstanding. Prior to the issuance of 6,000,000 (post-reverse) shares for the purchase of MT&C Diversified Land and Natural Resources Corporation in March of
2003, John Chapman held 60% of the issued and outstanding shares of common stock.

                           VOTE REQUIRED FOR APPROVAL

Section 228 of the Delaware law provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power. The Shareholder of Diversified owning a majority in excess of 50% of Diversified's issued and outstanding common stock, has executed and approved the Shareholders' Consent authorizing the proposed reverse split of the common shares of Diversified (See the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the reverse split.

The securities that would have been entitled to vote if a meeting was required to be held to effect the reverse split of Diversified's common shares consist of issued and outstanding shares of Diversified's $0.001 par value common voting stock outstanding on the record date, June 30, 2003.

                                     ITEM 2.

                    STATEMENT THAT PROXIES ARE NOT SOLICITED

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
                                      PROXY



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The date of this information statement is June 11, 2003. This Information
Statement is first being sent or given to shareholders of Diversified on or about June 17, 2003.

                                     ITEM 3.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed reverse split or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION

Additional information concerning Diversified , including its annual and quarterly reports on Forms 10K-SB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated: June 11, 2003
                                                     By Order of the Board of Directors

                                                        /s/ John Chapman
                                                     John Chapman, President



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                                    Exhibit A

                            CONSENT OF SHAREHOLDER OF
                   DIVERSIFIED FINANCIAL RESOURCES CORPORATION
                           TO ACTION WITHOUT A MEETING

         The undersigned, representing shareholders of Diversified, a Delaware corporation ("Diversifiedy") as of May 29, 2003, hereby consents to and authorizes the following actions effective July 7, 2003;

         WHEREAS, the Board of Directors believes it is in the best interest of and advisable for Diversified to effect a 200:1 reverse split of its shares of its common stock, effective as of July 7, 2003, and to carry out the actions required by the said reverse split.

         WHEREAS, the consent and approval of the shareholders of Diversified may be required to facilitate this action;

         WHEREAS, the undersigned shareholders hold a total of 60.07% of the issued and outstanding shares of Diversified, of 123,357,0563 outstanding shares the following are reflected on the books and records of Diversified: John
Chapman holds 23,000,000, or 18.65 % and Diversified Holdings XIX, Inc. holds
51,100,000 shares or 41.42%, .

         THEREFORE BE IT RESOLVED, that the undersigned Shareholders, as holders of 60.07% of the issued and outstanding shares of Diversified hereby approves and adopts, with such changes as the appropriate officers of Diversified shall deem necessary, the reverse split of the issued and outstanding shares of Diversified's common stock as of July 7, 2003,

         RESOLVED FURTHER, that the appropriate officers of Diversified are authorized, empowered and directed, in the name of and on behalf of the Shareholder, to execute and deliver all such documents, schedules, instruments and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of these resolutions;
and that all of the acts and doings of any of such officers that are consistent with the purposes of these resolutions are hereby authorized, approved, ratified and confirmed in all respects.

Shareholders

Diversified Holdings XIX, Inc.

By:      /s/ John Chapman                                         /s/ John Chapman
     ----------------------------------                       -----------------------------------
         John Chapman, President                              John Chapman, Individually



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


                            CONSENT OF SHAREHOLDER OF
                         DIVERSIFIED FINANCIAL RESOURCES
                                   CORPORATION
                           TO ACTION WITHOUT A MEETING

         The undersigned, representing shareholders of Diversified, a Delaware corporation ("Diversified") as of May 29, 2003, hereby consents to and authorizes the following actions effective July 7, 2003;

         WHEREAS, the Board of Directors believes it is in the best interest of and advisable for Diversified to effect a 200:1 reverse split of its shares of its common stock, effective as of July 7, 2003, and to carry out the actions required by the said reverse split:

         WHEREAS, the consent and approval of the shareholders of Diversified may be required to facilitate this action;

         WHEREAS, the undersigned shareholders hold a total of 66.13% of the issued and outstanding shares of Diversified, of 6,615,573 outstanding shares the following are reflected on the books and records of Diversified: John
Chapman holds 2,370,500, 35.83%, Norman Mullins holds 2,000,000, 30.23% and
Dennis Thompson holds 2,000,000 shares, 30.3%.

         THEREFORE BE IT RESOLVED, that the undersigned Shareholders, as holders of 96.36% of the issued and outstanding shares of Diversified hereby approves and adopts, with such changes as the appropriate officers of Diversified shall deem necessary, the reverse split of the issued and outstanding shares of Diversified's common stock as of July 7, 2003;

         RESOLVED FURTHER, that the appropriate officers of Diversified are authorized, empowered and directed, in the name of and on behalf of the Shareholder, to execute and deliver all such documents, schedules, instruments and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of these resolutions;
and that all of the acts and doings of any of such officers that are consistent with the purposes of these resolutions are hereby authorized, approved, ratified and confirmed in all respects.

Shareholders


 /s/ Dennis Thompson                 /s/ John Chapman                           /s/ Norman Mullins
----------------------------------------------------------------------       -------------------------------------
Dennis Thompson, Individually               John Chapman, Individually         Norman Mullins, Individually

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